Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Tempe, AZ – October 29, 2003 — Mobile Mini, Inc. (NASDAQ National Market: MINI) today reported its financial results for the third quarter ended September 30, 2003.

	Three Months ended September 30, 2003

		Debt Restructuring
	Pro forma	Expense	Litigation Expense(2)	Actual

Revenue	$36,636,424		—	$36,636,424
EBITDA	15,117,976	—	64,935	15,053,041
Net Income	4,513,758	—	39,611	4,474,149
Diluted Earnings Per Share	$0.31	—	—	$0.31

	Nine Months ended September 30, 2003

		Debt Restructuring
	Pro forma	Expense(1)	Litigation Expense(2)	Actual

Revenue	$105,429,911	—	—	$105,429,911
EBITDA	40,315,456	—	283,976	40,031,480
Net Income	12,719,237	6,368,611	173,225	6,177,401
Diluted Earnings Per Share	$0.88	$0.44	$0.01	$0.43

(1) The debt restructuring expense includes the write-off of expenses associated with the prior credit agreement and termination of the interest rate swap agreements during the second quarter of 2003 concurrently with the issuance of $150 million of 91/2% senior notes due 2013 and the amendment and restatement of Mobile Mini’s $250 million revolving credit facility. Pro forma results exclude debt restructuring expense of $10.4 million ($6.4 million, after tax).

(2) Litigation expense represents legal and other costs expensed during the period related to the defense of the Florida litigation (Nuko Holdings I, LLC v. Mobile Mini) and related litigation discussed herein. Pro forma results exclude litigation expense.

Third Quarter 2003 (pro forma) vs. Third Quarter 2002 (pro forma)

•	Total revenues increased 4.3% to $36.6 million from $35.1 million;

•	Lease revenues increased 6.1% to $32.8 million from $30.9 million;

•	Lease revenues comprised 89.5% of total revenues, versus 87.9% in Q3 2002;

•	EBITDA (earnings before interest expense, tax, depreciation, amortization and debt restructuring expense) rose 9.1%, to $15.1 million from $13.9 million;

•	Pro forma net income of $4.5 million or $.31 per diluted share was at the mid-range of previous guidance.

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Mobile Mini, Inc. News Release	Page 2
October 29, 2003

Other Third Quarter Highlights

•	Internal growth (the increase in leasing revenues at locations open one year or more, excluding growth from acquisitions affecting such locations) was 6%, approximating internal growth experienced in Q2 2003;

•	The average utilization rate was 78.4%, up from 77.5% in Q3 2002 and 77.3% for Q2 2003. As of 9/30/03, utilization was 80%;

•	Yield was only 1% below last year’s third quarter, a marked improvement over Q2 2003 when there was a 5% decline in comparable quarter yield;

•	Total containers on lease at the newly acquired branches comprising the Class of 2002 rose 68.3% from the dates the various transactions closed in 2002 to September 30, 2003.

Business Overview
Steven Bunger, Chairman, President & CEO of Mobile Mini, stated, “Our third quarter performance was in line with our expectations, with lease revenue, average utilization, and containers on lease showing good growth versus the same period last year as well as over the second quarter. With the third quarter, we are again starting to see some of the dynamics of our business model in action. As we increase containers on lease while growing our average utilization rate, operating income and EBITDA rise at a faster rate.”

Discussing the Company’s operating margin, Mr. Bunger continued, “Our third quarter pro forma operating margin was 33.5% compared to 32.3% (pro forma) one year ago, and 29.1% in the second quarter of 2003. The improvement was a function of higher lease revenues and gains in our utilization rate. It is again important to point out that the pro forma operating margin expanded because Mobile Mini did not enter a new market until October of this year; and new markets initially have lower operating margins. Also of note, we resumed experiencing higher year-over-year quarterly operating margin comparisons, due to internal growth, specifically by increasing containers on lease at existing branches, while closely monitoring and controlling operating costs. The margin gain was also accomplished despite higher insurance expenses this year, as well as the inclusion this year of the full effect of marketing and ramp-up expenses at branches in 2002. In other words, these factors had less influence on our operating margin than containers on lease.”

He continued, “Our internal growth rate of 6% is quite respectable in light of the continued softness in the economy in general, and the non-residential construction sector, in particular. That sector, which continues to show no signs of recovery, is having less of an impact on our average utilization rate and yield, particularly now as we begin our busiest quarter. As has been the case in past years, our average utilization rate should be at its highest level during the fourth quarter.”

Mobile Mini’s business model involves the expenditure of substantial fixed costs at all of its 47 locations in order to develop an infrastructure to support growth. Operating margins then increase when containers on lease at existing locations increase. Newer locations invariably produce lower operating margins until they increase their containers on lease. Historically, newer branches are the catalyst for growth in lease revenue and earnings as they mature. The table below shows operating margins and the return on the invested capital at our various branches sorted by the year they began operations. It illustrates the profitability of branches once they are firmly established. It also shows that older branches produced healthy returns on invested capital.

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Mobile Mini, Inc. News Release	Page 3
October 29, 2003

	After Tax Return on		Operating Margin %
	Invested Capital		(after corporate allocation)
	(NOPLAT)		Pro forma
	12 months ended September 30,		3 months ended September 30,
Year Branch
Established	2002	2003	2002	2003

Pre-1998 total	16.8%	15.4%	37%	43%
1998	15.7%	14.4%	42%	45%
1999	7.7%	6.5%	23%	26%
2000	7.0%	8.9%	22%	32%
2001	2.9%	7.2%	10%	27%
2002	10.0%	0.0%	42%	14%
All Branches	12.7%	11.4%	32%	34%

Larry Trachtenberg, Executive Vice President & CFO noted, “Earlier this month, we entered the Portland, Oregon market through an asset purchase. This gives Mobile Mini contiguous coverage along with West Coast and places us in a very promising mid-size market. As there are only two months left in the year, it is likely that our new market total for ‘03 will at best be two locations, including Portland.”

He went on to say, “Internally generated cash is financing virtually all of our growth. As of the close of business yesterday, our borrowings under our line of credit were only $2 million more than at the end June. As we look over the past four years, capital expenditures that are not funded by operations have been steadily declining, from about $70 million in calendar year 2000 to around $14 million for the trailing twelve months ended September 30, 2003. As we become more profitable, we require less borrowings to fund our business. Having successfully tapped into the high yield market during the summer with a 10-year fixed rate, $150 million senior note offering, our capital structure is the strongest it has been in our 20-year history. Under the tightest covenant of our credit agreement, we currently have $82.9 million of additional borrowing availability under our $250 million credit facility. In addition to financial flexibility, we also have the infrastructure in place at all our branches, but especially at newer branches, to grow containers on lease. As we add container leasing revenues to existing branches, we enjoy 73% EBITDA margins and 59% pretax margins on incremental leasing revenues. For that reason, the 6% increase in leasing revenues in the third quarter, produced a 9.1% increase in pro forma EBITDA, despite higher insurance, fuel, marketing and other non-discretionary operating costs.”

Concluding, Mr. Trachtenberg noted, “With internal growth up 6% and 7%, over the respective third and second quarters of last year, our business continues to grow at a steady, although not robust pace. We feel that we will achieve pro forma diluted earnings per share of between $.37 and $.39 for the fourth quarter of 2003, which approximate analysts’ estimates, but a slight fine-tuning from our earlier guidance. This equates to EBITDA for 2003 of approximately $57 million. We are now in the process of completing our internal projections for 2004, and by early December, we plan to provide guidance for the coming year.”

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Mobile Mini News Release	Page 4
October 29, 2003

Legal Proceedings
Mobile Mini stated that there are no further developments to report with regard to its appeal of the Florida jury verdict finding against Mobile Mini and in favor of Nuko Holdings. The case is currently before the Florida appellate court. In the separate case regarding the indemnification claim Mobile Mini is pursuing against A-1 Trailer Rental, the organization from whom it purchased portable storage assets in Florida in 2000, the court has determined that A-1 is not responsible for indemnifying Mobile Mini, a decision which Mobile Mini has petitioned the court to reconsider. The effect of this ruling, should it not be overturned, is that $1.9 million of the $2.2 million that had been held in escrow, would be released to A-1, with Mobile Mini retaining the $300,000 balance for indemnification claims the court determined are due to Mobile Mini. For accounting and reporting purposes, this decision has no current or prospective impact on Mobile Mini as the Company has expensed all litigation costs and other expenses related to these Florida litigation matters, as if indemnification from A-1 was not available, as is required by GAAP. Mobile Mini is not reasonably able to estimate the ultimate loss, if any, in connection with the primary litigation against Nuko, although in the absence of a new trial, Mobile Mini’s maximum liability remains the $7.2 million judgment, plus interest and legal fees. While Mobile Mini continues to disclose the litigation and related expenses, it has not accrued a loss contingency in connection with these litigation matters, and such non-accrual is in accordance with applicable accounting principles. The Company intends to continue to provide quarterly updates on these legal proceedings.

Conference Call
As previously announced, Mobile Mini will host a conference call today, Wednesday, October 29th 11 am ET to review third quarter financial results and recent corporate developments. To listen to the live call, please go to www.mobilemini.com and click on the Investor Relations section. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call can be accessed for approximately 14 days at Mobile Mini’s website.

Mobile Mini, Inc. is North America’s leading provider of portable storage solutions through its total fleet of approximately 91,000 portable storage units and portable offices. The Company currently has 47 branches and operates in 27 states and one Canadian province. For three consecutive years, Mobile Mini was named to Forbes Magazine’s list of the 200 Best Small Companies in America. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, particularly regarding operating prospects, expansion opportunities and earnings estimates for 2003, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

(See Accompanying Tables)

Mobile Mini News Release	Page 5
October 29, 2003

Mobile Mini, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in 000’s except for per share amounts)

	Three Months Ended		Three Months Ended
	September 30,		September 30,

	2003	2003	2002	2002

Revenues:	Actual	Pro Forma (2)	Actual	Pro Forma (2)
Leasing	$32,772	$32,772	$30,883	$30,883
Sales	3,653	3,653	4,095	4,095
Other	211	211	164	164

Total revenues	36,636	36,636	35,142	35,142

Costs and expenses:
Cost of sales	2,355	2,355	2,707	2,707
Leasing, selling and general expenses	19,165	19,165	18,575	18,575
Florida litigation expense (1)	65	—	1,143	—
Depreciation and amortization	2,832	2,832	2,498	2,498

Total costs and expenses	24,417	24,352	24,923	23,780

Income from operations	12,219	12,284	10,219	11,362
Other income (expense):
Interest income	1	1	1	1
Interest expense	(4,887)	(4,887)	(3,041)	(3,041)

Income before provision for income taxes	7,333	7,398	7,179	8,322
Provision for income taxes	2,861	2,885	2,800	3,246

Net income	$4,472	$4,513	$4,379	$5,076

Earnings per share:
Basic	$0.31	$0.32	$0.31	$0.36
Diluted	$0.30	$0.31	$0.30	$0.35
Weighted average number of common and common share equivalents outstanding:
Basic	14,312	14,312	14,256	14,256

Diluted	14,482	14,482	14,372	14,372

Number of shares outstanding	14,334	14,334	14,259	14,259

EBITDA	$15,053	$15,117	$12,718	$13,861

(1) Florida litigation expense consists of legal and other costs expensed during the period related to the defense of the Florida litigation (Nuko Holdings I, LLC v. Mobile Mini) and related litigation discussed in the Company’s SEC filings.

(2) Excluding effect of Florida litigation.

Mobile Mini News Release	Page 6
October 29, 2003

Mobile Mini, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in 000’s except for per share amounts)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2003	2002	2002

Revenues:	Actual	Pro Forma (2)	Actual	Pro Forma (2)
Leasing	$93,418	$93,418	$83,589	$83,589
Sales	11,503	11,503	11,980	11,980
Other	509	509	633	633

Total revenues	105,430	105,430	96,202	96,202

Costs and expenses:
Cost of sales	7,302	7,302	7,866	7,866
Leasing, selling and general expenses	57,814	57,814	50,195	50,195
Florida litigation expense	284	—	1,143	—
Depreciation and amortization	8,122	8,122	6,914	6,914

Total costs and expenses	73,522	73,238	66,118	64,975

Income from operations	31,908	32,192	30,084	31,227
Other income (expense):
Interest income	2	2	12	12
Interest expense	(11,343)	(11,343)	(8,263)	(8,263)
Debt restructuring expense	(10,440)	—	(1,300)	—

Income before provision for income taxes	10,127	20,851	20,533	22,976
Provision for income taxes	3,950	8,132	8,008	8,961

Net income	$6,177	$12,719	$12,525	$14,015

Earnings per share:
Basic	$0.43	$0.89	$0.88	$0.98

Diluted	$0.43	$0.88	$0.86	$0.97

Weighted average number of common and common share equivalents outstanding:
Basic	14,301	14,301	14,244	14,244

Diluted	14,434	14,434	14,498	14,498

Number of shares outstanding	14,334	14,334	14,259	14,259

EBITDA	$40,032	$40,316	$37,009	$38,153

(1) Florida litigation expense consists of legal and other costs expensed during the period related to the defense of the Florida litigation (Nuko Holdings I, LLC v. Mobile Mini) and related litigation discussed in the Company’s SEC filings.

(2) Excluding effect of Florida litigation and debt restructuring expense.

Mobile Mini News Release	Page 7
October 29, 2003

Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s)

	September 30, 2003	December 31, 2002

	(Unaudited)	(Audited)
ASSETS
Cash	$92	$1,635
Receivables, net	15,814	16,234
Inventories	15,719	13,278
Lease fleet, net	370,901	337,084
Property plant and equipment, net	34,379	34,103
Deposits and prepaid expenses	6,697	3,776
Other assets and intangibles, net	7,248	3,022
Goodwill	51,424	51,758

Total assets	$502,274	$460,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$6,424	$8,766
Accrued liabilities	18,400	18,914
Line of credit	89,040	211,098
Notes payable	1,960	2,044
Obligations under capital leases	27	80
Senior notes	150,000	—
Deferred income taxes	47,425	41,319

Total liabilities	313,276	282,221

Commitments and contingencies Stockholders’ equity:
Common stock; $0.01 par value, 95,000,000 shares authorized, 14,292,714 and 14,334,314 issued and outstanding at December 31, 2002 and September 30, 2003, respectively	143	143
Additional paid-in capital	116,682	116,117
Retained earnings	72,560	66,383
Accumulated other comprehensive loss	(387)	(3,974)

Total stockholders’ equity	188,998	178,669

Total liabilities and stockholders’ equity	$502,274	$460,890

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		www.theequitygroup.com
(480) 894-6311
www.mobilemini.com

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